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                                      ALLEGHENY ENERGY SOLUTIONS, INC.
                                      BALANCE SHEET
                                      As of December 31, 1999




Assets
Property, Plant and Equipment:
   At Original Cost                                             $0

Current assets:
   Cash                                                    243,710
   Accounts Receivable:
        Other                                            2,093,696
        Allowance for Uncollectibles                    (2,093,696)
   Accounts Receivable - Affiliates                         20,518
   Prepaid Taxes                                           735,777

          Total Assets                                   1,000,005





Capitalization and Liabilities
Capitalization:
   Common stock                                             $1,000
   Other paid-in capital                                 5,342,788
   Retained earnings                                    (4,873,343)
                                                           470,445
Current liabilities:
   Accounts payable - Affiliated                             1,970
   Accounts payable - Other                                  7,410
  Taxes accrued:
        Other                                              148,916
                                                           158,295
Deferred credit and liabilities
   Other                                                   371,265

          Total Capitalization and Liabilities          $1,000,005